Exhibit 10.6(a)

SECOND AMENDMENT TO IPO APPROVAL AND
LOCKUP AGREEMENT

             This Second Amendment to IPO Approval and Lockup Agreement (this “Second Amendment”), dated as of July 25, 2001, is by and among Nextel WIP Corp. (“NIP”), Nextel Partners, Inc. (the “Company”), DLJ Merchant Banking Partners, II, L.P. (“DLJMB”), Madison Dearborn Capital Partners II, L.P. (“MDP”), Eagle River Investments, LLC, John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee, Mark Fanning and Donald Manning (each, a “Stockholder,” and collectively, the “Stockholders”).

R E C I T A L S

             A.         The Stockholders, other than Donald Manning, along with certain other entities, are parties to that Amended and Restated Shareholders’ Agreement dated as of February 18, 2000, as amended effective as of February 22, 2000, March 20, 2001 and April 18, 2001 (collectively, the “Shareholders’ Agreement”).  Unless otherwise defined in this Second Amendment, all capitalized terms used in this Second Amendment shall have the same meanings ascribed to such terms in the Shareholders’ Agreement.

             B.          All of the Stockholders are parties to that certain IPO Approval and Lockup Agreement dated effective as of     February 22, 2000, as amended as of April 18, 2001 (collectively, the “Lockup Agreement”), which, among other things, imposes certain restrictions on the Stockholders’ ability to sell or otherwise transfer their shares of Company Capital Stock.

             C.          The Stockholders desire to amend the Lockup Agreement in order to allow the parties thereto to transfer their shares of Company Capital Stock in connection with transactions commonly referred to as “hedging transactions” for the sole purpose of offsetting their respective investment risk.

             D.         In addition, DLJMB and MDP desire to make a joint Demand Registration request pursuant to Section 6.01 of the Shareholders’ Agreement; provided, however, that the Shareholders’ Agreement and the Lockup Agreement prohibit the making of such Demand Registration request prior to August 22, 2001 unless all of the Stockholders consent in writing to the sale of Common Stock pursuant to such Demand Registration.

             E.          The Stockholders desire to consent to the sale of Common Stock pursuant to a Demand Registration.

A G R E E M E N T S

             The parties hereto agree as follows:

             1.          The Stockholders hereby amend the Lockup Agreement in order to allow DLJMP and MDP to make a joint Demand Registration request prior to August 22, 2001 in accordance with the terms of the Shareholders’ Agreement and to sell their respective shares of Company Common Stock pursuant to such Demand Registration.

             2.          The Stockholders hereby amend and restate Section 3 of the Lockup Agreement in its entirety as follows:

           “3.           The lock-up provisions set forth in Paragraph 2 above shall not apply to the following:

(a)	A transfer, sale, contract to sell, pledge, assignment or other disposition by the undersigned to a Permitted Transferee as defined in the Shareholders’ Agreement.

(b)	A transfer, sale, contract to sell, assignment or other disposition caused by or resulting from the exercise of any put, call, repurchase or tag along right set forth in the Shareholders’ Agreement, the Restricted Stock Purchase Agreements between NPI and Messrs. Chapple, Thompson, Aas, Satterlee, Fanning, Thaler and Manning, or any other agreement between or among the Company, NWIP or any of the shareholders who are parties to the Shareholders’ Agreement. It is the intention of the parties hereto that Paragraph 2 shall not affect, interfere with or otherwise prevent the parties hereto from exercising, pursuing or participating in any put, call, repurchase, or tag along rights set forth in the Shareholders’ Agreement or the Restricted Stock Purchase Agreements.

(c)	A pledge of shares of Company Capital Stock by any of the undersigned parties in the ordinary course of using the credit facilities of any such party.

(d)	A transfer, sale, contract to sell, assignment or other disposition by the undersigned that constitutes a “hedging transaction” or similar transaction for the sole purpose of offsetting the undersigned’s investment risk; provided,however, that (a) in any such transaction, a Shareholder may not subject to the hedging transaction more than an aggregate of 20% of such Shareholder’s Initial Ownership, (b) a Shareholder may not engage in more than one hedging transaction in any twelve-month period and (c) the date that the Shareholder executes any documents or otherwise commits to engage in any such hedging transaction must be at least twelve months prior to the date on which the Shareholders’ ownership interest in any of the Shares involved in such hedging transaction are transferred, assigned or otherwise conveyed.”

             3.          The remainder of the Lockup Agreement is not amended hereby and shall remain in full force and effect.  Each of the Stockholders hereby ratifies and confirms the terms and conditions of the Lockup Agreement, as supplemented and amended by this Second Amendment.

             4.          This Second Amendment may be executed in counterparts and via fax with the same force and effect as if all original signatures had been placed on the same original signature page.

             This Second Amendment is executed as of the day and year first written above.

NEXTEL WIP CORP.		NEXTEL PARTNERS, INC.

By:	/s/ Timothy Donahue	By:	/s/ John Chapple

Its:			John Chapple, Chief Executive Officer

DLJ MERCHANT BANKING PARTNERS II, L.P.		MADISON DEARBORN CAPITAL PARTNERS II, L.P.

By:	DLJ Merchant Banking II, Inc., as managing general partner	By:	Madison Dearborn Partners II L.P., its General Partner
		By:	Madison Dearborn Partners, Inc., its General Partner

By:	/s/ Andrew Rush	By:	/s/ Andrew Sinwell

Its:		Its:

EAGLE RIVER INVESTMENTS, LLC

By:	/s/ Dennis Weibling

Its:

/s/ John Chapple		/s/ John Thompson

John Chapple		John Thompson

/s/ David Thaler		/s/ David Aas

David Thaler		David Aas

/s/ Perry Satterlee		/s/ Mark Fanning

Perry Satterlee		Mark Fanning

/s/ Donald Manning

Donald Manning